Exhibit 99

PRESS RELEASE
FOR IMMEDIATE RELEASE
HUMAN GENOME SCIENCES AND GLAXOSMITHKLINE ANNOUNCE FDA APPROVAL OF BENLYSTA® (BELIMUMAB) FOR TREATMENT OF SYSTEMIC LUPUS ERYTHEMATOSUS
•	First new approved drug for systemic lupus in more than 50 years
•	To be available to physicians and patients before the end of March
ROCKVILLE, Maryland, and LONDON, UK — March 9, 2011 — Human Genome Sciences, Inc. (Nasdaq: HGSI) and GlaxoSmithKline PLC (GSK) today announced that the U.S. Food and Drug Administration (FDA) has approved BENLYSTA® (belimumab) for the treatment of adult patients with active, autoantibody-positive systemic lupus erythematosus (SLE) who are receiving standard therapy.
The label for BENLYSTA includes the following limitations of use: The efficacy of belimumab has not been evaluated in patients with severe active lupus nephritis or severe active central nervous system lupus, and has not been studied in combination with other biologics or intravenous cyclophosphamide. Use of belimumab is therefore not recommended in these situations.
“We and GSK are honored to have the opportunity, with the approval of FDA, to bring BENLYSTA forward in the United States as the first new drug for systemic lupus in more than 50 years,” said H. Thomas Watkins, President and Chief Executive Officer, HGS. “We expect to have this novel therapy available to physicians and patients within about two weeks, and our entire organization looks forward to the positive impact we hope this new therapy will have for patients with systemic lupus.”
Moncef Slaoui, Ph.D., Chairman, GSK Research and Development, said, “The approval of BENLYSTA is an important step for appropriate lupus patients. Patients have been waiting for new treatment options to help manage this chronic disease. We look forward to working together with HGS to bring this new medicine to patients in the U.S.”
Full prescribing information and the medication guide for BENLYSTA (belimumab) are available at Benlysta.com.

IMPORTANT SAFETY INFORMATION
BENLYSTA (belimumab) is contraindicated in patients who have had anaphylaxis with belimumab.
There were more deaths reported with belimumab than with placebo during the controlled period of the clinical trials. Out of 2133 patients in 3 clinical trials, a total of 14 deaths occurred during the placebo-controlled, double-blind treatment periods: 3/675 (0.4%), 5/673 (0.7%), 0/111 (0%), and 6/674 (0.9%) deaths in the placebo, belimumab 1 mg/kg, belimumab 4 mg/kg and belimumab 10 mg/kg groups, respectively. No single cause of death predominated. Etiologies included infection, cardiovascular disease, and suicide.
Serious and sometimes fatal infections have been reported in patients receiving immunosuppressive agents, including belimumab. In controlled clinical trials, serious infections occurred in 6.0% of patients treated with belimumab and in 5.2% of patients who received placebo. The most frequent serious infections included pneumonia, urinary tract infection (UTI), cellulitis, and bronchitis. The most frequent infections (≥5%) were upper respiratory tract infection, UTI, nasopharyngitis, sinusitis, bronchitis, and influenza.
The impact of treatment with belimumab on the development of malignancies is not known. As with other immunomodulating agents, the mechanism of action of belimumab could increase the risk for developing malignancies.
Hypersensitivity reactions were reported in 13% of patients receiving belimumab and 11% of patients receiving placebo, and included anaphylaxis (0.6% with belimumab and 0.4% with placebo). Infusion-associated adverse events were reported in 17% of patients receiving belimumab and 15% of patients receiving placebo. Serious infusion reactions included bradycardia, myalgia, headache, rash, urticaria, and hypotension. The most common infusion reactions (≥3%) were headache, nausea, and skin reactions.
Psychiatric events (primarily depression, insomnia, and anxiety) were reported more frequently with belimumab (16%) than with placebo (12%). Serious psychiatric events, serious depression and two suicides were also reported (0.8% for belimumab and 0.4% for placebo). It is unknown if belimumab treatment is associated with increased risk for these events.
The most commonly reported adverse reactions (≥5%) with BENLYSTA were nausea, diarrhea, pyrexia, nasopharyngitis, bronchitis, insomnia, pain in extremity, depression, migraine, and pharyngitis.

ABOUT BENLYSTA
BENLYSTA (belimumab) is the first in a new class of drugs called BLyS-specific inhibitors. Belimumab blocks the binding of soluble BLyS, a B-cell survival factor, to its receptors on B cells. Belimumab does not bind B cells directly, but by binding BLyS, belimumab inhibits the survival of B cells, including autoreactive B cells, and reduces the differentiation of B cells into immunoglobulin-producing plasma cells. BLyS is a naturally occurring protein which was discovered by HGS in 1996.
BENLYSTA is made available as a lyophilized powder in single-use vials for intravenous infusion only and must be reconstituted and diluted by a healthcare professional prior to administration.
GSK submitted a Marketing Authorization Application (MAA) for BENLYSTA to the European Medicines Agency (EMA) in June 2010. Regulatory applications have also been submitted and are currently under consideration in Canada, Australia, Switzerland, Russia, Brazil and The Philippines.
CONFERENCE CALL
HGS management will hold a conference call to discuss this announcement this evening at 6:30 PM Eastern. Investors may listen to the call by dialing 877-419-6603 or 719-325-4792, passcode 7763102, five to 10 minutes before the start of the call. A replay of the conference call will be available within a few hours after the call ends. Investors may listen to the replay by dialing 888-203-1112 or 719-457-0820, confirmation code 7763102. Today’s conference call also will be webcast and can be accessed at www.hgsi.com. Investors interested in listening to the live webcast should log on before the conference call begins to download any software required. Both the audio replay and the archive of the conference call webcast will remain available for several days.
ABOUT THE HGS/GSK COLLABORATION
HGS and GSK are developing belimumab under a definitive co-development and co-commercialization agreement entered into in 2006. Under the agreement, HGS had responsibility for conducting the belimumab Phase 3 trials, with assistance from GSK. The companies share equally in Phase 3/4 development costs, sales and marketing expenses, and profits of any product commercialized under the current agreement.

ABOUT GLAXOSMITHKLINE
GlaxoSmithKline — one of the world’s leading research-based pharmaceutical and healthcare companies — is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For further information please visit www.gsk.com. GSK Biopharm R&D is employing novel approaches to harness the therapeutic potential of biopharmaceuticals for the benefit of patients with serious autoimmune disease.
ABOUT HUMAN GENOME SCIENCES
Human Genome Sciences exists to place new therapies into the hands of those battling serious disease.
For more information about HGS, please visit the Company’s web site at www.hgsi.com. Health professionals and patients interested in clinical trials of HGS products may inquire via e-mail to medinfo@hgsi.com or by calling HGS at (877) 822-8472. HGS, Human Genome Sciences and BENLYSTA are trademarks of Human Genome Sciences, Inc. Other trademarks referenced are the property of their respective owners.
HGS SAFE HARBOR STATEMENT
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of Human Genome Sciences’ unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials and regulatory approvals, Human Genome Sciences’ ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with facilities, intense competition, the uncertainty of patent and intellectual property protection, Human Genome Sciences’ dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.

GLAXOSMITHKLINE FORWARD-LOOKING STATEMENTS
Under the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995, GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect GSK’s operations are described under ‘Risk Factors’ in the ‘Business Review’ in GSK’s Annual Report on Form 20-F for 2010.
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HGS CONTACTS:	GSK CONTACTS:

Media Jerry Parrott Vice President, Corporate Communications 301-315-2727 Susannah Budington Corporate Public Relations 301-545-1062	U.K. Media Inquiries —
David Mawdsley (020) 8047-5502
Claire Brough (020) 8047-5502
Stephen Rea (020) 8047-5502
Alexandra Harrison (020) 8047-5502
Janet Morgan (020) 8047 5502 Director,
David Daley (020) 8047-5502

Investors Claudine Prowse, Ph.D. Executive Director, Investor Relations 301-315-1785 Peter Vozzo Senior Director, Investor Relations 301-251-6003	U.S. Media Inquiries —
Mary Anne Rhyne 919-483-2839
Holly Russell 919-483-2839

European Analyst/Investor Inquiries
Sally Ferguson (020) 8047-5543
Gary Davies (020) 8047-5503
Ziba Shamsi (020) 8047 3289

U.S. Analyst/Investor Inquiries —
Tom Curry 215-751-5419
Jeff McLaughlin 215-751-7002